EXHIBIT 99.2

WESTERN GAS PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2012	4

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

INTRODUCTION

The unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of Western Gas Partners, LP attributable to the acquisition on March 1, 2013, of a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Marcellus Midstream, L.L.C. (“AMM”), a wholly owned subsidiary of Anadarko Petroleum Corporation. The interest acquired is referred to as the “Non-Operated Marcellus Interest” and the acquisition as the “Non-Operated Marcellus Interest acquisition.”

The “Partnership” refers to Western Gas Partners, LP and its subsidiaries. The Partnership’s general partner, Western Gas Holdings, LLC (the “general partner” or “GP”), is a wholly owned subsidiary of Western Gas Equity Partners, LP (“WGP”). Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership and the general partner; and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the Partnership, and includes the interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC and Rendezvous Gas Services, LLC.

References to “Partnership assets” refer collectively to the assets owned by the Partnership as of December 31, 2012. The Partnership’s acquisition of the Non-Operated Marcellus Interest from Anadarko is considered a transfer of net assets between entities under common control and recorded at Anadarko’s historic carrying value. After an acquisition of assets from Anadarko, the Partnership may be required to recast its financial statements to include the activities of such assets as of the date of common control in September 2006.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2012, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s Form 10-K for the year ended December 31, 2012, and the historical financial statements of the Non-Operated Marcellus Interest, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, has been prepared as if the Non-Operated Marcellus Interest acquisition occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Non-Operated Marcellus Interest acquisition occurred on December 31, 2012. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2. Pro Forma Adjustments.

The audited historical financial information of the Non-Operated Marcellus Interest and the Partnership included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the audited historical financial statements of the Non-Operated Marcellus Interest as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the year ended December 31, 2012, the Partnership’s audited historical consolidated financial statements as set forth in its Form 10-K as of and for the year ended December 31, 2012, as filed with the U.S. Securities and Exchange Commission, and the related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the transfer of the Non-Operated Marcellus Interest to the Partnership.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the acquisition of the Non-Operated Marcellus Interest on March 1, 2013, including the following significant transactions:

•	the Partnership’s $250.0 million of borrowings under its revolving credit facility to fund a portion of the cash consideration paid for the acquisition of the Non-Operated Marcellus Interest;

•	the Partnership’s use of $215.5 million of cash on hand to fund a portion of the cash consideration paid for the acquisition of the Non-Operated Marcellus Interest;

•	the Partnership’s issuance of 449,129 common units and 9,166 general partner units in connection with the acquisition of the Non-Operated Marcellus Interest; and

•	AMM’s contribution of the Non-Operated Marcellus Interest to the Partnership.

From and after the closing of the Non-Operated Marcellus Interest acquisition and related transactions, the Non-Operated Marcellus Interest will be subject to the terms and conditions of various agreements between the Partnership and Anadarko, including the following:

•

the contribution agreement by which the Partnership acquired the Non-Operated Marcellus Interest, pursuant to which Anadarko agreed to indemnify the Partnership against certain losses resulting from any breach of Anadarko’s representations, warranties, covenants or agreements, and for certain other matters;

•

an omnibus agreement that provides for certain indemnities, reimbursement for expenses paid by Anadarko on behalf of the Partnership and compensation to Anadarko for providing the Partnership with certain general and administrative services and insurance coverage;

•

a tax sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s estimated share of Texas margin tax borne by Anadarko as a result of the financial results of the Non-Operated Marcellus Interest being included in a combined or consolidated tax return filed by Anadarko with respect to activity subsequent to March 1, 2013; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the Non-Operated Marcellus Interest on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2012

(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Non-Op Marcellus Interest Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas and natural gas liquids	$233,494	$16,503	$ —		$249,997
Natural gas, natural gas liquids and condensate sales	436,423	—	—		436,423
Equity income and other, net	17,717	—	—		17,717

Total revenues – affiliates	687,634	16,503	—		704,137
Revenues – third parties
Gathering, processing and transportation of natural gas and natural gas liquids	87,689	44,644	—		132,333
Natural gas, natural gas liquids and condensate sales	71,916	—	—		71,916
Other, net	2,201	—	—		2,201

Total revenues – third parties	161,806	44,644	—		206,450

Total revenues	849,440	61,147	—		910,587

Operating expenses
Cost of product (1)	336,079	—	—		336,079
Operation and maintenance (1)	131,344	8,762	—		140,106
General and administrative (1)	97,066	2,146	—		99,212
Property and other taxes	19,688	—	—		19,688
Depreciation, amortization and impairments	117,261	3,347	—		120,608

Total operating expenses	701,438	14,255	—		715,693

Operating income	148,002	46,892	—		194,894
Interest income – affiliates	16,900	—	—		16,900
Interest expense (2)	(42,060)	—	(4,259)	(a)	(46,319)
Other income (expense), net	292	—	—		292

Income before income taxes	123,134	46,892	(4,259)		165,767
Income tax expense	1,258	19,457	(19,295)	(b)	1,420

Net income	121,876	27,435	15,036		164,347
Net income attributable to noncontrolling interests	14,890	—	—		14,890

Net income attributable to Western Gas Partners, LP	$106,986	$27,435	$ 15,036		$149,457

Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$106,986				$149,457
General partner interest in net (income) loss	(28,089)				(28,980)

Limited partners’ interest in net income	$78,897				$120,477

Net income per common unit – basic and diluted	$0.84				$1.28

Weighted average units outstanding - basic and diluted
Common units	93,936				94,385

(1)

As it relates to the “Partnership Historical” column, cost of product includes product purchases from affiliates (as defined in the Introduction) of $145.3 million, operation and maintenance includes charges from affiliates of $51.2 million, and general and administrative includes charges from affiliates of $90.7 million for the year ended December 31, 2012. As it relates to the “Non-Op Marcellus Interest Historical” column, general and administrative expense includes charges from affiliates of $2.1 million for the year ended December 31, 2012.

(2)	As it relates to the “Partnership Historical” column, interest expense includes affiliate (as defined in the Introduction) interest expense of $2.8 million for the year ended December 31, 2012.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

(UNAUDITED)

thousands	Partnership Historical	Non-Op Marcellus Interest Historical	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$419,981	$—	$ 250,000	(c)	$204,981
			(465,500)	(d)
			500	(d)
Accounts receivable, net (1)	38,354	11,879	—		50,233
Other current assets (2)	6,998	—	—		6,998

Total current assets	465,333	11,879	(215,000)		262,212
Note receivable – Anadarko	260,000	—	—		260,000
Plant, property and equipment
Cost	3,183,148	249,244	—		3,432,392
Less accumulated depreciation	709,773	4,663	—		714,436

Net property, plant and equipment	2,473,375	244,581	—		2,717,956
Goodwill	87,936	17,400	—		105,336
Other intangible assets	55,490	—	—		55,490
Equity investments	106,130	—	—		106,130
Other assets	27,798	—	—		27,798

Total assets	$3,476,062	$273,860	$ (215,000)		$3,534,922

LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and natural gas imbalance payables (3)	$24,633	$521	$ —		$25,154
Accrued ad valorem taxes	11,949	—	—		11,949
Income taxes payable	552	—	72	(b)	624
Accrued liabilities (4)	120,124	27,527	—		147,651

Total current liabilities	157,258	28,048	72		185,378
Long-term debt – third parties	1,168,278	—	250,000	(c)	1,418,278
Deferred income taxes	1,578	45,575	(45,484)	(b)	1,669
Asset retirement obligations and other	68,472	277	—		68,749

Total long-term liabilities	1,238,328	45,852	204,516		1,488,696

Total liabilities	1,395,586	73,900	204,588		1,674,074
Equity and partners’ capital
Common units	1,957,066	—	(220,128)	(d)	1,736,938
General partner units	52,752	—	500	(d)	53,252
Net investment by Anadarko	—	199,960	(245,372)	(d)	—
			45,412	(b)

Total partners’ capital	2,009,818	199,960	(419,588)		1,790,190
Noncontrolling interests	70,658	—	—		70,658

Total equity and partners’ capital	2,080,476	199,960	(419,588)		1,860,848

Total liabilities, equity and partners’ capital	$3,476,062	$273,860	$ (215,000)		$3,534,922

(1)	As it relates to the “Partnership Historical” column, accounts receivable, net includes amounts receivable from affiliates of $19.1 million as of December 31, 2012.
(2)	As it relates to the “Partnership Historical” column, other current assets includes natural gas imbalance receivables from affiliates of $0.4 million as of December 31, 2012.
(3)	As it relates to the “Partnership Historical” column, accounts and natural gas imbalance payables includes amounts payable to affiliates of $2.5 million as of December 31, 2012.
(4)	As it relates to the “Partnership Historical” column, accrued liabilities include amounts payable to affiliates of $0.1 million as of December 31, 2012.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of the Non-Operated Marcellus Interest. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the Non-Operated Marcellus Interest acquisition on the Partnership’s results of operations and financial position. The contribution of the Non-Operated Marcellus Interest to the Partnership was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for the Partnership have been prepared as if the acquisition of the Non-Operated Marcellus Interest (i) occurred on January 1, 2012, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, and (ii) on December 31, 2012, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2012:

(a)

the inclusion of interest expense on the Partnership’s $250.0 million of borrowings under the Partnership’s revolving credit facility, which bears interest at a variable rate, to partially finance the acquisition of the Non-Operated Marcellus Interest;

(b)

the elimination of historical current and deferred income taxes, as the Partnership is generally not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by the Partnership on the portion of the Partnership’s pro forma income that is allocable to Texas have not been eliminated;

(c)	the receipt of $250.0 million of borrowings under the Partnership’s revolving credit facility; and

(d)

the acquisition of the Non-Operated Marcellus Interest by the Partnership, including the payment of $465.5 million of cash (representing $215.5 million of cash on hand and $250.0 million borrowed under the Partnership’s revolving credit facility) and the issuance of 449,129 common units to AMM and 9,166 general partner units to the GP. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders and the general partner.

WESTERN GAS PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME PER UNIT

Earnings per unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to net income attributable to Western Gas Partners, LP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. Earnings per unit is calculated by applying the provisions of the partnership agreement that govern actual cash distributions to the notional cash distribution amount, including giving effect to incentive distributions, when applicable. The allocation of undistributed earnings, or net income attributable to Western Gas Partners, LP in excess of distributions, to the incentive distribution rights is limited to available cash (as defined by the partnership agreement) for the period.

For purposes of calculating pro forma net income per unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic and diluted net income per unit is calculated by dividing the limited partners’ interest in net income by the pro forma weighted average number of units outstanding as of December 31, 2012. The pro forma weighted average number of common units and general partner units outstanding are based on the weighted average number of units outstanding during the year ended December 31, 2012, adjusted to give effect to the common units and general partner units issued in connection with the acquisition of the Non-Operated Marcellus Interest as if such units were issued on January 1, 2012.

Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common units. The pro forma net income per unit would have been sufficient to generate incentive distribution payments to our general partner and the effect of such incentive distributions are reflected in the pro forma net income per unit for the year ended December 31, 2012. However, because (i) the partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on an annual basis in lieu of a quarterly basis, actual future cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit.

Upon closing the acquisition of the Non-Operated Marcellus Interest, WGP, through its ownership of the general partner, held 2,145,096 general partner units, representing a 2.0% general partner interest in the Partnership, 100% of the Partnership’s incentive distribution rights and 49,296,205 common units, representing a 46.0% limited partner interest in the Partnership. AMM held 449,129 common units, representing a 0.4% limited partner interest in the Partnership. The public held 55,364,348 common units of the Partnership upon closing of the acquisition of the Non-Operated Marcellus Interest, representing a 51.6% limited partner interest in the Partnership.